4Q 2022 Preliminary Results Exhibit 99.2 Ally Financial Inc. 4Q 2022 Earnings Review January 20, 2023 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com 1

4Q 2022 Preliminary Results Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2021, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

4Q 2022 Preliminary Results GAAP & Core Results: Annually ($ millions, except per share data) 2022 2021 2020 2019 2018 GAAP net income attributable to common shareholders (NIAC) $ 1,604 $ 3 ,003 $ 1 ,085 $ 1,715 $ 1,263 (1)(2) Core net income attributable to common shareholders $ 1 ,929 $ 3,146 $ 1,141 $ 1,472 $ 1 ,427 GAAP earnings per common share ( EPS ) (diluted, NIAC) $ 5.03 $ 8.22 $ 2.88 $ 4.34 $ 2.95 (1)(3) Adjusted EPS $ 6.06 $ 8.61 $ 3.03 $ 3.72 $ 3.34 Return (net income) on GAAP shareholders' equity 13.3% 20.2% 7.7% 12.4% 9.4% (1)(4) Core ROTCE 20.5% 24.3% 9.1% 12.0% 12.3% GAAP common shareholders' equity per share $ 3 5.20 $ 43.58 $ 3 9.24 $ 38.51 $ 32.77 (1)(5) Adjusted tangible book value per share (Adjusted TBVPS) $ 2 9.96 $ 3 8.73 $ 3 6.05 $ 3 5.06 $ 29.93 Efficiency Ratio 55.6% 50.1% 57.3% 53.6% 56.2% (1)(6) Adjusted Efficiency Ratio 47.0% 43.7% 50.3% 47.4% 47.6% GAAP total net revenue $ 8 ,428 $ 8 ,206 $ 6,686 $ 6 ,394 $ 5,804 (1)(7) Adjusted total net revenue $ 8,685 $ 8,381 $ 6 ,692 $ 6 ,334 $ 6,011 (1)(8) Pre-provision net revenue $ 3 ,741 $ 4,096 $ 2 ,853 $ 2 ,965 $ 2 ,540 (1)(8) Core Pre-provision net revenue $ 4,075 $ 4 ,271 $ 2 ,909 $ 2 ,905 $ 2,747 Effective Tax Rate 26.8% 20.5% 23.2% 12.5% 22.1% (1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted earnings per share (Adjusted EPS), Core pre-tax income (loss), Pre-provision net revenue (PPNR), Core pre-provision net revenue (Core PPNR), Core net income (loss) attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Net financing revenue (excluding Core OID), Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. (2) Core net income attributable to common shareholders is a non-GAAP financial measure. See page 43 for definition and 48 for calculation methodology. (3) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure. See page 48 for definition and calculation methodology. (4) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure. See page 52 for definition and calculation methodology. (5) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure. See page 50 for definition and calculation methodology. (6) Adjusted efficiency ratio is a non-GAAP financial measure. See page 54 for definition and calculation methodology. (7) Adjusted total net revenue is a non-GAAP financial measure. See page 44 for definition and 59 for calculation methodology. (8) Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR) are non-GAAP financial measures. See page 43 for definitions and 59 for calculation methodology. 3

4Q 2022 Preliminary Results

GAAP & Core Results: Quarterly

($ millions, except per share data)	4Q 22	3Q 22	2Q 22	1Q 22	4Q 21
GAAP net income attributable to common shareholders (NIAC)	$ 251	$ 272	$ 454	$ 627	$ 624
Core net income attributable to common shareholders (1)(2)	$ 327	$ 346	$ 570	$ 687	$ 705
GAAP earnings per common share (EPS) *(diluted, NIAC)*	$ 0.83	$ 0.88	$ 1.40	$ 1.86	$ 1.79
Adjusted EPS (1)(3)	$ 1.08	$ 1.12	$ 1.76	$ 2.03	$ 2.02
Return on GAAP common shareholders' equity	9.7%	10.0%	14.7%	18.0%	16.8%
Core ROTCE (1)(4)	17.6%	17.2%	23.2%	23.6%	22.1%
GAAP common shareholders' equity per share	$ 35.20	$ 33.66	$ 37.28	$ 39.99	$ 43.58
Adjusted tangible book value per share (Adjusted TBVPS) (1)(5)	$ 29.96	$ 28.39	$ 32.16	$ 35.04	$ 38.73
Efficiency ratio	57.5%	57.6%	54.8%	52.6%	49.6%
Adjusted efficiency ratio (1)(6)	50.6%	48.2%	43.9%	45.6%	44.4%
GAAP total net revenue	$ 2,201	$ 2,016	$ 2,076	$ 2,135	$ 2,199
Adjusted total net revenue (1)(7)	$ 2,163	$ 2,089	$ 2,222	$ 2,210	$ 2,197
Pre-provision net revenue (1)(8)	$ 935	$ 855	$ 938	$ 1,013	$ 1,109
Core pre-provision net revenue (1)(8)	$ 954	$ 948	$ 1,084	$ 1,088	$ 1,107
Effective tax rate	37.5%	28.1%	24.0%	22.6%	26.8%

(1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted earnings per share (Adjusted EPS), Core pre-tax income (loss), Pre-provision net revenue (PPNR), Core pre-provision net revenue (Core PPNR), Core net income (loss) attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Net financing revenue (excluding Core OID), Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company's operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

(2) Core net income attributable to common shareholders is a non-GAAP financial measure. See page 43 for definition and 49 for calculation methodology.

(3) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure. See page 49 for definition and calculation methodology.

(4) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure. See page 53 for definition and calculation methodology.

(5) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure. See page 51 for definition and calculation methodology.

(6) Adjusted efficiency ratio is a non-GAAP financial measure. See page 55 for definition and calculation methodology.

(7) Adjusted total net revenue is a non-GAAP financial measure. See page 44 for definition and 60 for calculation methodology.

(8) Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR) are non-GAAP financial measures. See page 43 for definitions and 60 for calculation methodology.

ally do it right. | 4

4Q 2022 Preliminary Results

2022 Full-Year Highlights

Focused Execution		Leading, Growing Businesses	Durable Returns
$6.06	**20.5%**	**$8.7B**	**9.3%**
Adjusted EPS(1)	Core ROTCE(1)	Adjusted Total Net Revenue(1)	CET1 Capital Ratio

- Solid execution and momentum across Ally's Auto, Insurance and Digital bank platforms
- $1.7B of share repurchases in 2022. Announced 1Q 2023 dividend of $0.30 per share
- Healthy capital, reserves and liquidity levels. Well-positioned for evolving environment

Auto & Insurance

- Consumer auto originations of $46B sourced from 23k active dealers
- 8.24% estimated retail auto originated yield[2], ↑114bps YoY
- 97bps full-year net charge-offs, 166bps of 4Q 2022 net charge-offs as credit normalization accelerated through year-end
- Insurance written premiums of $1.1B sourced from 4.6k dealer network. Focused on leveraging synergies with auto finance

Ally Bank

- Deposits: $137.7B of retail deposits from 2.7M retail depositors. Primary gateway to Ally's consumer digital capabilities
- Ally Home®: $3.3B of originations and $19.4B HFI balance outstanding
- Ally Invest: $12.8B of net customer assets and 518k active accounts
- Ally Lending: $2.1B gross originations, 460k active borrowers and 3.4k active merchants
- Ally Credit Card: $1.6B credit card loan balances with 1.0M active cardholders
- Corporate Finance: $10.1B HFI loan portfolio, 100% floating rate, with solid historical credit performance

(1) Represents a non-GAAP financial measure. See pages 48, 52, and 59 for calculation methodology and details.
(2) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 45 for details.
Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies, and securities and brokerage and investment advisory services.

ally do it right. | 5

4Q 2022 Preliminary Results Strategic Priorities Remain Intact Navigating a challenging environment with a consistent focus on driving long-term value Ensure culture remains aligned with relentless focus on customers, communities, employees and shareholders Differentiate as a financial ally for our consumer & commercial customers Continue to grow and diversify by scaling existing businesses Constant evolution to maintain leading digital experiences and brand Driving disciplined risk management & accretive capital deployment Delivering sustainable, enhanced results and value for ALL stakeholders 6

4Q 2022 Preliminary Results

Purpose-Driven Culture

Ally's 'Do it Right' values attract the best employees, foster an engaged workforce, and drive long-term value for customers, communities & stakeholders

We invest in our people and culture…

- ✓ **Increased minimum wage** to $23/hr.
- ✓ **#OwnIt2023** all employees across the enterprise will be receiving another #OwnIt grant of 100 shares in January 2023
- ✓ **Expanded mental health benefits** for the whole family
- ✓ Ongoing **financial education workshops** and free CFPs to provide tools and resources for employees to promote informed and effective decisions with financial resources
- ✓ **Enhanced parental leave** up to 14 weeks for mothers and fathers

Which drives highly engaged employees…

Top 10 %	of companies for employee engagement (10+ pts ↑ industry)
5-years	since the launch of employee resource groups
50%	of teammates active in employee resource groups

2022 People Companies That Care

America's Most Loved Workplaces 2022 Newsweek

Top Work Places 2022 USA

The Best Employers for Diversity Forbes 2022

America's Best Large Employers Forbes 2022

… who focus on caring and 'Doing it Right' for our customers and communities

~11M	customers across all of Ally's business lines
96%	customer retention rate
86%	customer satisfaction rate[1]
CoverDraft	further enhances overdraft protection
44K	employee volunteer hours
$18M	in grants and sponsorships
$2.3M	employee donations + Ally match

(1) Ally Bank customer satisfaction rate as of 4Q'22.

ally do it right. | 7

4Q 2022 Preliminary Results Ally’s Transformation Since 2014 IPO Consistent execution against our long-term strategic priorities Auto & Insurance: Demonstrating Strength and Scale 1 Ally Bank: #1 Largest, All-Digital Direct U.S. Bank Balance Sheet Diversification and Revenue Expansion Structurally Enhanced Net Interest Margin Disciplined Capital Management with Healthy Reserve Levels See page 46 for footnote. Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies, and securities and brokerage and investment advisory services. 8

4Q 2022 Preliminary Results Established, Leading Businesses Growing and deepening customer relationships Auto & Insurance | Ally Bank 1 Unique, active customers per product line 58% increase since 2014 Ally Bank ~4M Customers 0.9M Auto & Insurance Customers ~7M 6.0M 2 179% CAGR in Multi-Product Customer Relationships since 2016: n/m 0.5k 69k 172k 256k (1) Ally Bank customers include Depositors, Ally Home DTC Mortgage, Ally Invest, Ally Lending and Ally Credit Card. See page 46 for details. (2) Deposit customers with an Ally Home, Ally Invest or Ally Credit Card relationship. 9

4Q 2022 Preliminary Results Balance Sheet Diversification Optimizing auto while growing new products End of Period Loans and Leases 95% Secured 26% increase since 2014 $33B Ally Home Ally Lending Ally Credit Card Corp Finance $5B Auto (Retail, Lease $113B & Commercial) $110B 26% CAGR (Balances since 2014 within Corporate Finance, Credit Card, Home and Lending) $5.4B $11.5B $19.8B $21.3B $33.4B 10

4Q 2022 Preliminary Results Net Interest Margin Transformation of balance sheet driving higher NIM 1 NIM (ex. Core OID) ↑134bps since 2014 Earning Asset EAY: 4.42% EAY: 4.39% EAY: 4.85% EAY: 4.49% EAY: 5.46% Yield (EAY) 1 Cost of Funds CoF: 1.98% CoF: 1.84% CoF: 2.31% CoF: 1.97% CoF: 1.71% (ex. Core OID) 0.25% 1.86% Power of Deposits Franchise Avg. FF Avg. FF CoF ↓27bps while avg. Fed Funds ↑161bps Funding Profile Monthly Data 2014-2022 Secured, Unsecured, FHLB & Other 12% ~60% reduction in unsecured since 2014 $24B (~5% WAC) has matured 88% 59% 41% Deposits Stable, Sticky, and Efficient 2022 2014 (1) Calculated using non-GAAP financial measures. See page 44 for definitions and 59 for calculation methodology and details. 11

4Q 2022 Preliminary Results Adjusted Net Revenue Expanding revenue by optimizing both sides of the balance sheet 1 2 Net Financing Revenue (ex. OID) | Adj. Other Revenue 74% increase since 2014 33% CAGR (Revenue contribution from Corporate Finance, Credit Card, Home, Invest and Lending): $127M $275M $523M $682M $1.2B (1) Calculated using a non-GAAP financial measure. See page 44 for definition and 59 for calculation methodology and details. (2) Represents a non-GAAP financial measure. See page 44 for definition and 59 for calculation methodology and details. 12

4Q 2022 Preliminary Results Credit Risk Management Reserved for various environments Consolidated: Annual Net Charge-offs | Coverage Levels 2.03% CECL Day 1 Retail Auto: Annual Net Charge-offs | Coverage Levels 3.34% 3.34% CECL Day 1 See page 45 for Net Charge-offs definition. Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. 13

4Q 2022 Preliminary Results Capital and Reserves Strong capital position and healthy reserve levels 1 Allowance for Loan Losses Common Equity Tier 1 (CET1) 10.6% 9.6% 9.4% 9.3% 9.1% $14.9B $14.6B $13.4B $13.0B $12.6B $3.7B $3.6B $3.1B $3.3B $3.4B $11.2B $11.0B $10.3B $9.7B $9.1B 2014 2016 2018 2020 2022 2 FRB Minimum (4.5%) + Buffer 2 Excess > FRB Minimum (4.5%) + Buffer CET1 (1) 2014 reflects our capital position under U.S. Basel I using Tier 1 common capital, which is calculated using non-GAAP financial measures. See page 45 for calculation methodology. (2) 2022 and 2020 periods reflect stress capital buffer, 2.5% and 3.5%, respectively. Prior periods reflect 2.5% buffer. 14

4Q 2022 Preliminary Results Building Long-Term Intrinsic Value 1 Adjusted tangible book value per share $44 92% increase since 2014 (ex. OCI) $14 2 OCI Impact End of Period Shares Outstanding: 480M 467M 405M 375M 299M (1) Represents a non-GAAP financial measure. See page 50 for definition and details. (2) Prior period OCI impacts are non-material to Adjusted Tangible Book Value per Share and therefore not included. 15

4Q 2022 Preliminary Results 4Q and Full-Year 2022 Financial Results 4Q 22 Consolidated Income Statement 3Q 22 4Q 21 2022 2021 ($ millions, except per share data) (1) Net financing revenue (ex. Core OID) $ 1 ,685 $ 1,730 $ 1,663 $ 6,892 $ 6,205 (1) Core OID (11) (11) (9) (42) (38) Net financing revenue $ 1 ,674 $ 1,719 $ 1,654 $ 6,850 $ 6,167 (1) Adjusted other revenue 478 359 533 1,793 2 ,177 (2) Repositioning & change in fair value of equity securities 49 (62) 12 (215) (138) Other revenue 527 297 545 1,578 2,039 Net charge-offs 390 276 103 944 269 Provision build / (release) 100 162 10 455 (125) (2) Repositioning items - - 97 - 97 Provision for credit losses 490 438 210 1 ,399 241 Noninterest expense (ex. Repositioning) 1,209 1,141 1,090 4 ,610 4,110 (2) Impact from termination of 57 20 - 77 - Repositioning items legacy qualified pension plan Noninterest expense 1,266 1,161 1,090 4,687 4 ,110 Pre-tax income $ 445 $ 417 $ 899 $ 2,342 $ 3,855 Income tax expense 167 117 241 627 790 Net loss from discontinued operations - (1) (6) (1) (5) Net income $ 278 $ 299 $ 652 $ 1,714 $ 3,060 Preferred stock dividends 27 27 28 110 57 Net income attributable to common stockholders $ 251 $ 272 $ 624 $ 1,604 $ 3,003 GAAP EPS (diluted) $ 0.83 $0 .88 $1 .79 $ 5.03 $ 8.22 (1) Core OID, net of tax 0 .03 0.03 0 .02 0.10 0.08 Change in fair value of equity securities, net of tax (0.13) 0.16 (0.05) 0.52 0.02 (3) Repositioning, discontinued ops., and other, net of tax 0 .15 0 .05 0.26 0.20 0.51 Significant discrete tax items 0 .20 - - 0 .20 (0.21) Impact from termination of legacy (4) qualified pension plan $ 1.08 $1 .12 $2 .02 $ 6.06 $ 8.61 Adjusted EPS (1) Represents a non-GAAP financial measure. See page 44 for definition and pages 59 and 60 for calculation methodology. (2) Represents a non-GAAP financial measure. See page 45 for definition and pages 56, 57 and 58 for calculation methodology. (3) Contains non-GAAP financial measures and other financial measures. See page for definition and pages 48 and 49 for calculation methodology. (4) Represents a non-GAAP financial measure. For definition and calculation methodology see pages 48 and 49. 16

4Q 2022 Preliminary Results Balance Sheet & Net Interest Margin 4Q 22 3Q 22 4Q 21 Average Average Average Balance Balance Balance Yield Yield Yield ($ millions) Retail Auto Loans $ 83,781 7.98% $ 82,362 7.29% $ 77,979 6.61% Retail Auto Loans (ex. hedge impact) 7.37% 7.04% 6.81% Auto Leases (net of depreciation) 10,546 6.02% 10,588 5.98% 10,951 7.88% Commercial Auto 17,283 5.91% 15,945 4.81% 14,367 3.35% Corporate Finance 10,181 7.78% 9,291 6.30% 7,147 5.15% (1) Mortgage 19,876 3.17% 19,762 3.10% 17,533 2.77% (2) 1,904 10.37% 1,672 11.04% 923 12.89% Consumer Other - Ally Lending (3) 1,486 21.75% 1 ,300 21.17% 309 18.11% Consumer Other - Ally Credit Card Cash and Cash Equivalents 4,129 2.94% 3,627 1.73% 6,532 0.14% (4) 32,513 2.89% 34,578 2.55% 37,146 1.81% Investment Securities & Other Earning Assets $ 181,698 6.24% $ 179,125 5.59% $ 172,888 4.75% (4) Total Loans and Leases 145,438 7.08% 141,332 6.43% 129,547 5.82% (5) $ 148,485 2.53% $ 142,793 1.58% $ 140,043 0.64% Deposits (6) Unsecured Debt 10,447 5.12% 10,046 4.99% 10,061 5.02% Secured Debt 1,917 4.73% 1 ,374 6.08% 1,331 5.91% (7) 9 ,934 2.80% 12,502 2.48% 4,990 2.59% Other Borrowings (6) $ 170,783 2.73% $ 166,715 1.89% $ 156,425 1.03% Funding Sources (6) 3.68% 3.83% 3.82% NIM (ex. Core OID) NIM (as reported) 3.65% 3.81% 3.80% (1) Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment. (2) Unsecured lending from point-of-sale financing. (3) Credit Card lending portfolio. (4) Includes Community Reinvestment Act and other held-for-sale (HFS) loans. (5) Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits). (6) Calculated using non-GAAP financial measures. See page 44 for definition and 60 for calculation methodology and details. (7) Includes FHLB borrowings and Repurchase Agreements. 17

4Q 2022 Preliminary Results

Net Interest Margin Dynamics

NIM projected to reach ~3.5% as Fed Funds peaks

- **Rapidly rising rates and liability sensitive balance sheet creating near term NIM compression**
- **Two largest portfolios respond differently to changes in benchmark rates**
  - Retail Auto: Fixed rate, increased pricing on new assets only, requires portfolio turnover
  - Deposits: Largely liquid (~70% OSA), pricing changes affect entire portfolio immediately
- **Strong pricing on new originations driving continued expansion in retail portfolio yield**
- **High margin unsecured loans and floating rate assets also improve total earning asset yields**
- **NIM trough of ~3.5% assuming market pricing for OSA of 3.75%**

Retail Auto Pricing Dynamics


Assumes minimal change in originated yield vs current pricing
Estimated Originated Yield (1)
Portfolio Yield (incl. Hedge)
7.1%
6.6%
7.8%
6.8%
8.7%
7.3%
9.6%
8.0%
~9%
1Q 22
2Q 22
3Q 22
4Q 22
4Q 23

Deposit Pricing Dynamics


EoP OSA Yield
Retail Deposit Portfolio Yield
0.6%
0.5%
1.0%
0.7%
2.1%
1.5%
3.3%
2.4%
~3.7%
1Q 22
2Q 22
3Q 22
4Q 22
4Q 23

(1) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 45 for details.

ally do it right. | 18

4Q 2022 Preliminary Results Capital • 4Q 2022 CET1 ratio of 9.3% Capital Ratios and Risk-Weighted Assets • Disciplined approach to capital allocation – Organic loan growth in consumer and commercial assets Total Capital Ratio – Executed $1.7 billion of repurchases in 2022. Currently Tier 1 Ratio assuming no repurchase activity in 2023 CET1 Ratio • $3.6B of CET1 capital above FRB requirement of Risk Weighted 7.0% (Regulatory Minimum + SCB) Assets ($B) • Announced 1Q 2023 common dividend of $0.30 per share Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 45 for details. Common Shares Outstanding Dividend Per Share (# millions) Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. 299,324,357 actual shares outstanding as of 12/31/22. 19

4Q 2022 Preliminary Results Asset Quality: Key Metrics Consolidated Net Charge-Offs (NCOs) Net Charge-Off Activity ($ millions) 4Q 19 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 Annualized Retail Auto $ 271 $ 94 $ 113 $ 108 $ 217 $ 347 NCO Rate Commercial Auto 10 - (1) (1) - - Mortgage Finance - - - (1) 1 - Corporate Finance 6 1 - 26 31 - NCOs ($M) Ally Lending 5 9 15 13 16 26 (1) Ally Credit Card - 2 8 11 13 19 (2) Corp/Other (2) (3) (2) (3) (2) (2) Total $ 290 $ 103 $ 133 $ 153 $ 276 $ 390 (1) 4Q’21 Ally Credit Card NCOs represent December 2021 activity only. (2) Corp/Other includes legacy Mortgage HFI portfolio. Note: Ratios exclude loans measured at fair value and loans held-for-sale. See page 45 for definition. Retail Auto Delinquencies Retail Auto Net Charge-Offs (NCOs) 30+ DPD Delinquency Rate Annualized NCO Rate 60+ DPD Delinquency Rate NCOs ($M) 60+ Delinquent Contracts ($M) See page 45 for definition. Note: Includes accruing contracts only. Days Past Due (“DPD”) 20

4Q 2022 Preliminary Results

Asset Quality: Coverage & Reserves

Consolidated Coverage

($ billions)


2.67%
2.63%
2.68%
2.71%
2.72%
Reserve (%)
2.03%
0.99%
$1.3
$2.6
$3.3
$3.3
$3.5
$3.6
$3.7
Reserve ($)
4Q 19
CECL Day 1
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Retail Auto Coverage

($ billions)


3.34%
3.54%
3.49%
3.51%
3.56%
3.60%
Reserve (%)
1.49%
$1.1
$2.4
$2.8
$2.8
$2.9
$3.0
$3.0
Reserve ($)
4Q 19
CECL Day 1
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Consolidated QoQ Reserve Walk

($ millions)

3Q'22 Reserve

$3,611

1 **Net Charge-off Activity**

($390) *4Q'22 NCOs*

$390 *Replenished*

2 **Δ In Portfolio Size**

$47

Loan Growth

3 **All Other**

$53

Includes macroeconomic trends

4Q'22 Reserve

$3,711

ally do it right. | 21

4Q 2022 Preliminary Results Optimized Retail Auto Origination Profile Optimized origination profile through credit mix and risk-based pricing Retail Originations Mix by Credit Tier Two highest quality tiers consistently make up 75% of retail originations 2022 2022 Avg. FICO Price ∆ 744 +335bps 686 +395bps 649 +500bps < 620 +550bps Wtd. Avg. FICO: 688 690 690 688 687 683 688 % Used Originations: 47% 52% 58% 59% 63% 68% 71% 1 FY Est. Orig. Yield: 5.8% 6.2% 7.1% 7.4% 7.0% 7.1% 8.2% (1) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 45 for details. 22

4Q 2022 Preliminary Results Used Vehicle Value Outlook Used vehicle value normalization consistent with prior guidance • End of period used vehicle values ended 2022 ↓19% versus December 2021 peak • Ally maintains a more conservative 2023 used vehicle value outlook than other industry forecasts – Forecast assumes a 13% decline in used vehicle values in 2023, ending the year down 30% vs. the 2021 peak Ally Used Vehicle Value Index 3-year-old vehicles, adjusted for seasonality, mix, mileage, and MSRP Inflation ↓30% from Dec’21 to Dec’23 23

4Q 2022 Preliminary Results

Retail Portfolio Vintage Performance

Elevated losses on late 2021 – mid 2022 originations offsetting favorable performance on more seasoned vintages

- **Originations prior to 3Q 2021 continue to exhibit strong credit performance**
  - Vintages have reached peaked loss timing with losses below priced expectations
- **Early loss performance on vintages originated between 3Q 2021 - 2Q 2022 elevated versus expectations**
  - Expect peak loss content from this vintage to be realized through 2023
- **More recent originations reflect actions to mitigate and curtail underperforming segments**
  - Actions included curtailed segments and pricing actions – resulting in higher quality origination mix
  - 2H 2022 and forward originations expected to make up more than 50% of portfolio heading into 2024

Retail Portfolio Mix *($ Based, End of Period)*


4Q '22
Est.
4Q '23
Originated after 2Q '22
Originated 3Q '21 - 2Q '22
Originated prior to 3Q '21
22%
38%
40%
53%
24%
23%

Vintage Credit Performance	Peak Loss Timing *~12-24 months post origination*
Actions taken (underwriting & pricing) to shift mix to higher credit quality and curtail underperforming segments	2024
Early loss performance trending slightly higher compared to expectations at time of origination	4Q 2022 - 4Q 2023
Credit performance remains materially favorable compared to expectations at time of origination	2022

ally do it right. | 24

4Q 2022 Preliminary Results Retail Auto Quarterly NCO Trajectory 2023 Retail Auto NCO expectations reflect evolving macroeconomic environment and fully normalized portfolio performance • Current 2023 NCO outlook assumes further 13% decline in used values and mild recession in 2023 • Continue to expect NCO rates 30bps above historical levels driven by intentional mix optimization – 2023 year-over-year increase in NCOs a result of historically low losses through mid to late 2022 • Project fully normalized losses beginning in 1Q 2023 with elevated losses in 4Q 2023 – 3Q 2021 to 2Q 2022 vintages in peak loss period and unemployment approaching 5% by year end 2023 • Active performance monitoring will continue to drive underwriting and pricing actions Quarterly NCO Trajectory Period 1Q 2Q 3Q 4Q FY Historical Avg. 1.4% 1.1% 1.4% 1.6% 1.4% (2017-2019) 2022 Actual 0.6% 0.5% 1.1% 1.7% 1.0% Current 2023 1.7% 1.2% 1.7% 2.2% 1.7% Outlook 1Q – 3Q benefitting from stimulus tailwinds and strong employment while inflation was peaking See page 45 for Net Charge offs definition. 25

4Q 2022 Preliminary Results

Risk Management

Focusing on the controllables

Prudent Risk Management

- **Front-end risk management remains a top operational focus area**
  - Dedicated teams focused on credit strategy and asset performance monitoring
  - Decision strategy adjusted across several dimensions (e.g., score cutoffs, auto to manual review)
  - Price increments and curtailment actions in segments underperforming priced expectations:
    - Risk-premium pricing increments added to lower credit tier segments
    - Elimination of underperforming microsegments (e.g., auto-decline and pricing adjustments)

Servicing Strategies

- **Strategic approach to forward execution, ensuring readiness to manage through cycle**
  - Dynamic staffing approach ensuring adequacy as credit normalizes
  - Omnichannel collections approach:
    - Enhanced digital collections strategies (less reliance on telephone)
    - Customized messaging and cadence based on risk
    - Actively managing collector performance through call listening

ally do it right. | 26

4Q 2022 Preliminary Results

Ally Bank: Deposit & Customer Trends

- **Total deposits of $152.3 billion, up $10.7 billion YoY**
  - Retail deposits of $137.7 billion, up $3.0 billion YoY and $3.8 billion QoQ, reflecting solid growth and momentum
  - 88% core-funded with deposits
- **2.7 million retail deposit customers, up 8% YoY**
  - Industry leading 96% customer retention rate remained strong
  - 205k net new customers in 2022 and 85k new customers in 4Q, Ally's 55th consecutive quarter of growth
  - 67% of new customers were from millennial or younger generations in 2022

Total Deposits: Retail & Brokered

($ billions; EoP)



2.02%
0.61%
0.59%
0.71%
1.50%
2.45%
Avg. Retail Portfolio Interest Rate
$121
$142
$142
$140
$146
$152
$17
$7
$6
$9
$12
$15
Brokered / Other
$104
$135
$136
$131
$134
$138
Retail Balances
4Q 19
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

Note: Brokered / Other includes sweep deposits, mortgage escrow and other deposits. See page 45 for Customer Retention Rate definition. Numbers may not foot due to rounding.

Retail Deposit Customer Trends



Total Customers
2.7M
Net New Customers per Quarter
1.1M
43k 41k 28k 56k 49k 52k 41k 59k 41k 57k 72k 120k 100k 72k 30k 71k 94k 78k 39k 83k 60k 54k 28k 42k 28k 51k 85k
1Q 2Q 3Q 4Q
2016
2017
2018
2019
2020
2021
2022

Retail Deposit Customer Profile (2022)



Total Deposit Customers
New Deposit Customers
57%
67%
Millennial, Gen Z & Gen α
43%
33%
Gen X, Baby Boomer, Silent & Other

ally do it right. | 27

4Q 2022 Preliminary Results

Ally Bank: Leading, Growing & Diversified

#1	2.7M	55	$138B	14
Largest All-Digital, Direct U.S. Bank(1)	Ally Bank Deposit Customers	Consecutive Quarters of Customer Growth	Retail Deposit Balances	Consecutive Years of Retail Deposit Growth

- **Leading, all-digital direct bank with engaged and growing customer base**
  - Disruptor approach demonstrating growing momentum and strong customer value proposition
  - Prudent expansion of unsecured lending segments
    - Ally Lending balances of $2.0 billion with customer weighted average FICO of 730
    - Ally Credit Card balances of $1.6 billion, 1.0 million active cardholders with 'low and grow' credit lines

Ally Invest (Brokerage & Wealth)

Net Customer Assets ($ in billions) | Acquired: 2Q'16



70%
79%
73%
72%
72%
% of New Accts from Existing Customers
$17
$17
$14
$13
$13
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

Ally Credit Card

EoP Portfolio Balances ($ in billions) | 60% Customer CAGR since 2017
Acquired: 4Q'21



$1.0
$1.0
$1.2
$1.4
$1.6
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

Ally Lending (Point of Sale)

EoP Portfolio Balances ($ in billions) | 3.4k merchant relationships
Acquired: 4Q'19



$1.0
$1.2
$1.5
$1.8
$2.0
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

See page 46 for footnotes.

Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies, and securities and brokerage and investment advisory services.

ally do it right. | 28

4Q 2022 Preliminary Results

Auto Finance

- **Auto pre-tax income of $437 million, reflecting strength and scale of industry leading franchise**
  - Pre-tax income down YoY, primarily driven by historically low net loss performance in prior year
- **Prepayment activity continues to moderate, accelerating Retail Auto portfolio yield**
- **Strong pricing posture driving estimated originated yield ↑ 260bps YoY at attractive risk adjusted returns**
  - 4Q Retail Auto est. originated yield of 9.6% generates compelling marginal returns even under stressed conditions
- **Mix of lessee and dealer buyouts moderating, enabling solid lease gains despite decline in auction values**

Key Financials (*$ millions*)	4Q 22	Inc / (Dec) v. 3Q 22	Inc / (Dec) v. 4Q 21
Net financing revenue	$ 1,325	$ 22	$ (16)
Total other revenue	92	18	25
Total net revenue	1,417	40	9
Provision for credit losses	376	48	331
Noninterest expense[1]	604	43	80
Pre-tax income	$ 437	$ (51)	$ (402)
U.S. auto earning assets *(EOP)*	$ 113,137	$ 2,275	$ 7,912
Key Statistics			
Remarketing gains *($ millions)*	$ 31	$ (8)	$ (35)
Average gain per vehicle	$ 1,476	$ 151	$ (863)
Off-lease vehicles terminated *(# units)*	20,919	(8,643)	(7,058)
Application volume *(# thousands)*	2,866	(283)	(67)

Retail Auto Yield Trends



7.07%
6.97%
7.07%
7.82%
8.75%
9.57%
Estimated Originated Yield (2)
6.74%
6.81%
6.75%
6.85%
7.04%
7.37%
Portfolio Yield (ex. Hedge)
4Q 19
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

Hedge Impact to Retail Auto Portfolio Yield

(0.06%) (0.20%) (0.14%) (0.03%) 0.25% 0.61%

Lease Portfolio Trends



32%
79%
85%
86%
87%
79%
Lessee & Dealer Buyout %
$3
$65
$50
$50
$39
$31
Remarketing Gains ($ millions)
4Q 19
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

Avg. Gain / Unit

$99 $2,339 $1,640 $1,671 $1,325 $1,476

(2) *Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 45 for details.*
For additional footnotes see page 46.

ally do it right. | 29

4Q 2022 Preliminary Results Auto Finance: Agile Market Leader # # # # Leading 1 1 1 1 Prime Auto Bank Floorplan Bank Retail Auto Dealer Satisfaction Insurance Provider (1) (2) (3) (4) Lender Lender Loan Outstandings J.D. Power Award (F&I, P&C Products) Consumer Applications and Approval Rate Auto Balance Sheet Trends Consumer Applications ($ billions; EoP, HFI only) 3.3M 3.2M 3.1M Approval Rate 2.9M 2.9M 2.9M U.S. Lease Consumer Applications 36% 35% 35% Approval Rate 34% 34% 33% Retail Commercial Auto 4Q 19 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 Consumer Originations Consumer Origination Mix ($ billions; % of $ originations) (% of $ originations) Retail Weighted Avg. FICO Lease New Growth Used Stellantis Nonprime % of GM Total Retail See page 46 for footnotes. 30

4Q 2022 Preliminary Results

Insurance

- **Insurance pre-tax income of $101 million and core pre-tax income of $52 million[1]**
  - $305 million of earned premiums, up $22 million YoY, highlights solid growth trajectory and durable revenue stream
  - Losses down QoQ, driven by favorable weather losses and positive developments on claims from Hurricane Ian in 3Q
  - Investment income of $33 million, lower YoY, driven by elevated investment gains in prior year period
- **Written premiums of $285 million while navigating headwinds from near-term industry dynamics**
  - P&C premiums benefitting from higher dealer inventory and growth in other dealer products
- **Focused on deepening and growing relationships through leading F&I and P&C products, training and service levels**

Key Financials ($ millions)	4Q 22	Inc / (Dec) v. 3Q 22	Inc / (Dec) v. 4Q 21
Premiums, service revenue earned and other	$ 305	$ 13	$ 22
VSC losses	33	(2)	1
Weather losses	(2)	(10)	(5)
Other losses	32	5	12
Losses and loss adjustment expenses	63	(7)	8
Acquisition and underwriting expenses[2]	223	3	15
Total underwriting income	19	17	(1)
Investment income and other (adjusted)[1]	33	3	(14)
Core pre-tax income[1]	$ 52	$ 20	$ (15)
Change in fair value of equity securities[3]	49	111	25
Pre-tax income	$ 101	$ 131	$ 10
Total assets (EOP)	$ 8,659	$ 126	$ (722)

Key Statistics - Insurance Ratios	4Q 22	3Q 22	4Q 21
Loss ratio	20.6%	23.9%	19.5%
Underwriting expense ratio	73.0%	74.8%	73.4%
Combined ratio	93.6%	98.7%	92.9%

Insurance Losses

($ millions)


$61
$24
$6
$31
$55
$20
$3
$32
$58
$23
$2
$33
$89
$25
$26
$38
$70
$27
$8
$35
$63
$32
$33
Other
Weather
VSC
4Q 19
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

Insurance Written Premiums

($ millions)


$335
$85
$250
$268
$53
$215
$265
$65
$200
$262
$25
$237
$291
$58
$233
$285
$67
$218
P&C Premium
F&I Premium
4Q 19
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

(1) *Represents a non-GAAP financial measure. See page 58 for calculation methodology and details. For additional footnotes see page 46.*

Note: F&I: Finance and insurance products and other. P&C: Property and casualty insurance products.

ally do it right. | 31

4Q 2022 Preliminary Results Corporate Finance Inc / (Dec) v. • Corporate Finance pre-tax income of $67 million Key Financials ($ millions) 4Q 22 3Q 22 4Q 21 Net financing revenue $ 94 $ 14 $ 11 – Net financing revenue up YoY and QoQ reflecting higher asset (1) Adjusted total other revenue 25 (29) (29) balances (1) Adjusted total net revenue 119 (15) (18) Provision for credit losses 16 3 (17) – Other revenue down YoY and QoQ driven by gains that did not (2) Noninterest expense 36 6 6 repeat (1) Core pre-tax income $ 67 $ (24) $ (7) (3) Change in fair value of equity securities (0) (0) 1 • Held-for-investment loans of $10.1B, up 31% YoY Pre-tax income $ 67 $ (24) $ (6) • High quality, 100% floating-rate lending portfolio Total assets (EOP) $ 10,544 $ 704 $ 2,594 • Portfolio comprised of 55% asset-based loans with 99.9% in first lien position Held for Investment Loans Diversified Loan Portfolio ($ billions; EoP) (as of 12/31/22) All Other 7.0% Chemicals & Metals 2.6% Wholesale 11% Construction Services 1.2% 0.4% Paper & Publishing 40.9% Financial Services 14.5%Health Services 13.4% 71% Other Services Manufacturing 18% 0.4% Food & Beverage 8.7% Auto & Transportation 7.3% Machinery Equipment 1.7% Retail Trade 2.1% Other Manufacturing (1) Represents a non-GAAP financial measure. See page 58 for calculation methodology and details. For additional footnotes see page 47. 32

4Q 2022 Preliminary Results Mortgage Finance Inc / (Dec) v. • Mortgage pre-tax income of $19 million Key Financials ($ millions) 4Q 22 3Q 22 4Q 21 – Net financing revenue up YoY driven by asset growth Net financing revenue $ 55 $ (2) $ 13 Total other revenue 2 (5) (11) – Other revenue down YoY driven by lower sale volume Total net revenue $ 57 $ (7) $ 2 Provision for credit losses 1 (1) - • Direct-to-Consumer (DTC) originations of $170 million, (1) Noninterest expense 37 (6) (14) down 94% YoY, reflective of current environment Pre-tax income $ 19 $ - $ 16 – 56% of 4Q originations from existing depositors Total assets (EOP) $ 19,529 $ (333) $ 1,682 • Continue to prioritize customer digital experience and Mortgage Finance HFI Portfolio 4Q 22 3Q 22 4Q 21 returns over origination volume Net Carry Value ($ billions) $ 19.4 $ 19.7 $ 17.6 (2) 54.6% 54.2% 56.9% Wtd. Avg. LTV/CLTV Refreshed FICO 781 780 776 Held-for-Investment Assets Direct-to-Consumer Originations ($ billions) ($ billions) DTC Bulk DTC HFS DTC HFI Bulk $0.7 $0.7 $0.8 $0.8 $1.1 $0.02 See page 47 for footnotes. 33

4Q 2022 Preliminary Results

Adjusted Noninterest Expense Trajectory

Focused on essentialism and efficient expense deployment


↑6% YoY
~$4.9B
$4.6B[1]
$4.7B
(GAAP Noninterest Expense)
FDIC Fees
$50M
Industry-wide increase in assessment rates
Insurance
$100M
↑ Earned premiums driving ↑ commissions and non-weather claims
↑ Anticipated weather losses following historically low losses in 2022
Credit Normalization
$30M
↑ Spend to support normalizing credit performance
Variable Costs Driving ↑ Revenue
$60M
↑ Variable servicing and acquisition costs (Auto & Card)
All Other
$60M
Discretionary investments partially offset by ongoing efficiency initiatives
Non-Discretionary
Discretionary
2022 Actual
2023 Forecast

(1) Represents a non-GAAP financial measure. See page 44 for definition and 59 calculation methodology and details.

ally do it right. | 34

4Q 2022 Preliminary Results Financial Outlook Consistent execution against long-term strategic objectives 1 Adjusted Earnings Per Share Trajectory Macro Economic Assumptions 12/30 Fwd Curve (FF Peak of 5%) Unemployment Peak ~5% ~$6 $6 Negative GDP growth 1H 2023 ~$4 Net Interest Margin ~3.5% Net Interest Margin 3.75% - 4.00% Other Revenue ~$2.0B Other Revenue Cont’d Expansion Avg. Earning Assets ↑4% YoY Avg. Earning Assets ↑2-3% YoY ↑ Mid Single Noninterest Expense ↑6% YoY Noninterest Expense Digits YoY NCO Rate NCO Rate 1.2% – 1.4% | 1.6% – 1.8% ~1.3% | ~1.6% (Consolidated | Retail Auto) (Consolidated | Retail Auto) 2 2 Tax Rate 21% – 22% Tax Rate 21% – 22% 2024 2022 2023 (1) Represents a non-GAAP financial measure. See page 48 for details. (2) Assumes statutory U.S. Federal tax rate is 21%. 35

4Q 2022 Preliminary Results Near-Term CEO Priorities Continue delivering for all our stakeholders Strong credit risk management Ensure robust cyber defense against increasing external threats Continue to prioritize culture and human capital Continue to drive operating efficiency and essentialism mindset Remain focused on executing our mission and strategic priorities Continue to live our name and be an ally for our customers 36

4Q 2022 Preliminary Results Supplemental 37

4Q 2022 Preliminary Results Supplemental Results by Segment Core pre-tax income Walk Inc / (Dec) v. ($ millions) Segment Detail 2022 2021 4Q 22 3Q 22 4Q 21 2021 3Q 22 4Q 21 Automotive Finance $ 2 ,250 $ 3 ,384 $ 437 $ 488 $ 839 $ (1 ,134) $ (5 1) $ (4 02) Insurance (3 8) 343 101 (3 0) 91 (3 81) 131 10 Dealer Financial Services $ 2,212 $ 3 ,727 $ 538 $ 458 $ 930 $ (1 ,515) $ 80 $ (3 92) Corporate Finance 282 282 67 91 73 - (2 4) (6) Mortgage Finance 55 32 19 19 3 23 - 16 Corporate and Other (207) (1 86) (1 79) (1 51) (107) (21) (2 8) (7 2) $ (1,513) $ 28 $ (454) Pre-tax income from continuing operations $ 2 ,342 $ 3,855 $ 445 $ 417 $ 899 (1) Core OID 42 38 11 11 9 4 0 2 (2) Change in fair value of equity securities 215 7 (49) 62 (2 1) 208 (1 11) (28) (3) Repositioning and other 77 228 57 20 107 (151) 37 (50) (1) $ (1,452) $ (46) $ (530) $ 2,676 $ 4 ,128 $ 464 $ 510 $ 994 Core pre-tax income (1) Represents a non-GAAP financial measure. See pages 59 and 60 for calculation methodology and details. See page 47 for additional footnotes. 38

Supplemental
4Q 2022 Preliminary Results

Funding Profile Details

Funding Mix


8%
15%
11%
66%
8%
11%
6%
75%
7%
5%
3%
85%
6%
4%
1%
89%
6%
5%
1%
88%
Unsecured
FHLB / Other
Secured
Deposits
4Q 18
4Q 19
4Q 20
4Q 21
4Q 22

Note: Totals may not foot due to rounding.

Deposit Mix


5%
26%
69%
4%
24%
72%
6%
23%
71%
8%
20%
72%
9%
20%
71%
Brokered / Other
Retail CD
MMA/OSA/ Checking
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22

Note: Other includes sweep deposits, mortgage escrow and other deposits. Totals may not foot due to rounding.

Unsecured Long-Term Debt Maturities[1]

($ billions)

Maturity Date	Weighted Avg. Coupon	Principal Amount Outstanding[2]
2023	2.09%	$ 2.00
2024	4.48%	$ 1.45
2025+[3]	6.13%	$ 7.04

(1) Excludes retail notes and perpetual preferred equity; as of 12/31/2022.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year.

Wholesale Funding Issuance

($ billions)


Term Unsecured
Term ABS
$13.3
$7.9
$5.4
$5.8
$4.9
$0.9
$6.5
$6.5
$7.3
$7.3
$4.2
$3.5
$0.8
$2.8
$2.8
$0.8
$0.8
$4.1
$2.4
$1.7
2015
2016
2017
2018
2019
2020
2021
2022

Note: Term ABS shown includes funding amounts (notes sold) at new issue and does not include private offerings sold later. Excludes $2.35 billion of preferred equity issued in 2021. Totals may not foot due to rounding.

ally do it right. | 39

Supplemental

4Q 2022 Preliminary Results

Corporate and Other

- **Pre-tax loss of $179 million and Core pre-tax loss of $111 million[1]**
  - Other revenue lower YoY driven by corporate investment gains that did not repeat
  - $57 million of noninterest expense from termination of legacy pension plan
  - Provision expense lower YoY due to Fair Square Day 1 reserve build ($97 million) in 4Q 2021
- **Total assets of $41.6 billion, down $1.9 billion YoY, driven by lower Cash and Securities balances**

Ally Financial Rating Details

	LT Debt	ST Debt	Outlook
Fitch	BBB-	F3	Stable
Moody's	Baa3	P-3	Stable
S&P	BBB-	A-3	Stable
DBRS	BBB	R-2H	Stable

Note: Ratings as of 12/31/2022. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands.

($ millions)		Inc / (Dec) v.	
Key Financials	4Q 22	3Q 22	4Q 21
Net financing revenue	$ 172	$ (83)	$ (1)
Total other revenue	49	123	(24)
Total net revenue	$ 221	$ 40	$ (25)
Provision for credit losses	97	2	(34)
Noninterest expense	303	66	81
Pre-tax income / (loss)	$ (179)	$ (28)	$ (72)
Core OID [1]	11	0	2
Repositioning and other [2]	57	37	(50)
Change in fair value of equity securities [3]	(0)	(0)	(1)
Core pre-tax income / (loss) [1]	$ (111)	$ 9	$ (121)
Cash & securities	$ 31,597	$ 416	$ (3,760)
Held-for-investment loans, net [4]	3,035	308	775
Intercompany loan [5]	(417)	(27)	506
Other [5]	7,416	(357)	591
Total assets	$ 41,631	$ 340	$ (1,888)

Ally Invest	4Q 22	3Q 22	4Q 21
Net Funded Accounts *(k)*	518.3	520.8	505.6
Average Customer Trades Per Day *(k)*	27.1	29.1	42.8
Total Customer Cash Balances	$ 1,757	$ 1,917	$ 2,195
Total Net Customer Assets	$ 12,834	$ 13,095	$ 17,391

Ally Lending	4Q 22	3Q 22	4Q 21
Gross Originations	$ 498	$ 599	$ 369
Held-for-investment Loans *(EOP)*	$ 1,990	$ 1,813	$ 1,009
Portfolio yield	10.4%	11.0%	12.9%
NCO %	5.2%	3.9%	4.1%

Ally Credit Card	4Q 22	3Q 22	4Q 21
Gross Receivable Growth *(EOP)*	$ 172	$ 203	$ 189
Outstanding Balance *(EOP)*	$ 1,599	$ 1,427	$ 953
NCO %	5.2%	4.0%	3.1%
Active Cardholders *(k)*	1,042.2	1,009.6	765.9

Note: 4Q'21 Credit Card NCO % reflects full-quarter activity. Ally closed Fair Square acquisition in December 2021 (2.8% NCOs for December '21 only)

(1) Represents a non-GAAP financial measure. See page 58 for calculation methodology and details. See page 47 for additional footnotes.

ally do it right. | 40

4Q 2022 Preliminary Results Supplemental Interest Rate Risk and Hedging (1) Net Financing Revenue Sensitivity Analysis ($ millions) 4Q 22 3Q 22 (2) (2) Change in interest rates Gradual Instantaneous Gradual Instantaneous -100 bps $ (21) $ 21 $ 7 $ 95 +100 bps $ 3 $ (37) $ (3) $ (99) Stable rate environment n/m $ 217 n/m $ 690 (1) Net financing revenue impacts reflect a rolling 12-month view. See page 45 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. Fair Value Hedging on Fixed-Rate Consumer Auto Loans 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 Effective Hedge Notional Outstanding $23B $23B $17B $12B $7B Average Pay-Fixed Rate 1.5% 1.7% 1.7% 1.7% 1.5% *Receive float combination of SOFR/OIS 41

4Q 2022 Preliminary Results Supplemental Deferred Tax Asset (1) Deferred Tax Asset 4Q 22 3Q 22 ($ millions) Gross DTA Valuation Net DTA Net DTA Balance Allowance Balance Balance Net Operating Loss (Federal) $ 428 $ - $ 428 $ 620 Tax Credit Carryforwards 960 (517) 443 425 State/Local Tax Carryforwards 283 (127) 156 184 Other Deferred Tax Assets / (Liabilities) 44 - 44 (5) Net Deferred Tax Asset $ 1,715 $ (644) $ 1,071 $ 1,224 (1) GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Deferred Tax Asset / (Liability) Balances ($ millions) Net GAAP DTA Balance Disallowed DTA $1,224 $1,071 $882 $609 $244 $6 $5 $4 $4 $2 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 42

4Q 2022 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to, and not a substitute for, GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core pre-tax income, Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR), Core net income attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net financing revenue (excluding Core OID), Adjusted tangible book value per share (Adjusted TBVPS), and Net Interest Margin (excluding Core OID). These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document. 1) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 56-58 for calculation methodology and details. 2) Pre-provision net revenue (PPNR) is a non-GAAP financial measure calculated by adding GAAP net financing revenue and GAAP other revenue then subtracting GAAP noninterest expense, excluding provision for credit losses. Management believes that PPNR is a helpful financial metric because it enables the reader to assess the business’ ability to generate earnings to cover credit losses and as it is utilized by Federal Reserve's approach to modeling within the Supervisory Stress Test Framework that generally follows U.S. generally accepted accounting principles (GAAP) and includes a calculation of PPNR as a component of projected pre-tax net income. See pages 59 and 60 for calculation methodology and details. 3) Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adding GAAP net financing revenue and GAAP other revenue and subtracting GAAP noninterest expense then adding Core OID and repositioning expenses, excluding provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses. See pages 59 and 60 for calculation methodology and details. 4) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See pages 49 and 50 for calculation methodology and details. 5) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See pages 52 and 53 for more details. 6) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 43

4Q 2022 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 7) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See pages 59 and 60 for calculation methodology and details. 8) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See pages 59 and 60 calculation methodology and details. 9) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. See pages 50 and 51 for calculation methodology and details. 10) Net financing revenue ex. core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business’s ability to generate revenue. See pages 59 and 60 for calculation methodology and details. 11) Net interest margin ex. core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business’s profitability and margins. See pages 59 and 60 for calculation methodology and details. 12) Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business’s ability to generate other revenue. See pages 59 and 60 for calculation methodology and details. 13) Adjusted total net revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. See pages 59 and 60 for calculation methodology and details. 14) Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business’s expenses excluding nonrecurring items. See pages 59 and 60 for calculation methodology and details. 44

4Q 2022 Preliminary Results Supplemental Notes on Other Financial Measures 1) Estimated retail auto originated yield is a financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. 2) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 3) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 4) U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans; Lease – new vehicle lease originations; Used – used vehicle loans; Growth – total originations from non- GM/Stellantis dealers and direct-to-consumer loans. Note: Stellantis N.V. (“Stellantis”) announced January 17, 2021, following completion of the merger of Peugeot S.A. (“Groupe PSA”) and Fiat Chrysler Automobiles N.V. (“FCA”) on January 16, 2021, the combined company was renamed Stellantis; Nonprime – originations with a FICO® score of less than 620 5) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. 6) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022 are phasing in the regulatory capital impacts of CECL based on this five-year transition period. 7) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 8) Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, and significant other one-time items. 9) Tier 1 common capital is a financial measure defined as Tier 1 capital under the rules of U.S. Basel I less noncommon elements, including qualifying perpetual preferred stock, minority interest in subsidiaries, trust preferred securities, and mandatorily convertible preferred securities. Prior to the implementation of U.S. Basel III on January 1, 2015, Ally considered various measures when evaluating capital utilization and adequacy, including the Tier 1 common equity ratio, in addition to capital ratios defined by banking regulators. This calculation is intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. For periods prior to the implementation of U.S. Basel III, we believe the Tier 1 common equity ratio is important because we believe analysts and banking regulators may assess our capital adequacy using this ratio. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. 45

4Q 2022 Preliminary Results Supplemental Additional Notes Page – 8 | Ally’s Transformation Since 2014 IPO (1) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. Page – 9 | Established, Leading Businesses (1) Customers include on-balance sheet Auto, U.S. and Canadian Insurance, active Depositors, on-balance sheet Ally Home DTC Mortgage, Ally Lending, Ally Invest and Ally Credit Card. Page – 28 | Ally Bank: Leading, Growing & Diversified (1) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. Page – 29 | Auto Finance (1) Noninterest expense includes corporate allocations of $290 million in 4Q 2022, $259 million in 3Q 2022, and $236 million in 4Q 2021. Page – 30 | Auto Finance: Agile Market Leader (1) ‘Prime Auto Lender’ - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. Ally management defines retail auto market segmentation (unit based) for consumer automotive loans primarily as those loans with a FICO® Score (or an equivalent score) at origination by the following: • Super-prime 720+, Prime 620 – 719, Nonprime less than 620 (2) ‘Bank Floorplan Lender’ - Source: Company filings, including WFC and HBAN. (3) ‘Retail Auto Loan Outstandings’ - Source: Big Wheels Auto Finance Data 2021. (4) ‘#1 Dealer Satisfaction among Non-Captive Lenders with Sub-Prime Credit’ - Source: J.D. Power. (5) ‘Active U.S. Dealers’ defined as all dealers who utilize one or more of Ally’s products including consumer & commercial lending, SmartAuction or Commercial Services Group and excludes RV Commercial & Consumer lines of business exited in 2Q 2018. Page – 31 | Insurance (2) Acquisition and underwriting expenses includes corporate allocations of $24 million in 4Q 2022, $24 million in 3Q 2022, and $21 million in 4Q 2021. (3) Change in fair value of equity securities impacts the Insurance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 46

4Q 2022 Preliminary Results Supplemental Additional Notes Page – 32 | Corporate Finance (2) Noninterest expense includes corporate allocations of $13 million in 4Q 2022, $11 million in 3Q 2022, and $10 million in 4Q 2021. (3) Change in fair value of equity securities impacts the Corporate Finance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Page – 33 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $23 million in 4Q 2022, $27 million in 3Q 2022, and $26 million in 4Q 2021. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. Page – 38 | Results by Segment (2) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corp/Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Page – 40 | Corporate and Other (2) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. (3) Change in fair value of equity securities impacts the Corporate and Other segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. (4) HFI legacy mortgage portfolio and HFI Ally Lending portfolio. (5) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held-for-sale. 47

Supplemental

4Q 2022 Preliminary Results

GAAP to Core Results: Adjusted EPS – Annual

Adjusted Earnings per Share ("Adjusted EPS")

		FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017	FY 2016
Numerator ($ millions)								
GAAP net income attributable to common shareholders		$ 1,604	$ 3,003	$ 1,085	$ 1,715	$ 1,263	$ 929	$ 1,037
Discontinued operations, net of tax		1	5	1	6	-	(3)	44
Core OID		42	38	36	29	86	71	59
Repositioning items		77	228	50	-	-	-	11
Change in fair value of equity securities		215	7	(29)	(89)	121	-	-
Tax on Core OID, repositioning items, & change in fair value of equity securities *(tax rate 21% starting 1Q18, 35% starting 1Q16)*		(70)	(57)	(1)	13	(43)	(25)	(24)
Significant discrete tax items		61	(78)	-	(201)	-	119	(84)
Core net income attributable to common shareholders	[a]	$ 1,929	$ 3,146	$ 1,141	$ 1,472	$ 1,427	$ 1,091	$ 1,043
Denominator								
Weighted-average common shares outstanding - *(Diluted, thousands)*	[b]	318,629	365,180	377,101	395,395	427,680	455,350	482,182
Metric								
Adjusted EPS	[a] / [b]	$ 6.06	$ 8.61	$ 3.03	$ 3.72	$ 3.34	$ 2.39	$ 2.16

(1) Due to antidilutive effect of the net loss from pre-tax loss from continuing operations attributable to common shareholders for the first quarter 2020, basic weighted average common shares outstanding were used to calculate diluted earnings per share.

Adjusted earnings per share (Adjusted EPS) *is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure, as applicable for respective periods.*

ally do it right. | 48

Supplemental

4Q 2022 Preliminary Results

GAAP to Core Results: Adjusted EPS – Quarterly

Adjusted Earnings per Share ("Adjusted EPS")

		QUARTERLY TREND												
		4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19
Numerator ($ millions)														
GAAP net income / (loss) attributable to common shareholders		$ 251	$ 272	$ 454	$ 627	$ 624	$ 683	$ 900	$ 796	$ 687	$ 476	$ 241	$ (319)	$ 378
Discontinued operations, net of tax		-	1	-	-	6	-	(1)	-	-	-	1	-	3
Core OID		11	11	10	10	9	9	9	10	9	9	9	8	8
Repositioning Items		57	20	-	-	107	52	70	-	-	-	50	-	-
Change in fair value of equity securities		(49)	62	136	66	(21)	65	(19)	(17)	(111)	(13)	(90)	185	(29)
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		(4)	(20)	(31)	(16)	(20)	(26)	(13)	1	21	1	17	(41)	4
Significant discrete tax items		61	-	-	-	-	-	(78)	-	-	-	-	-	-
Core net income / (loss) attributable to common shareholders	[a]	$ 327	$ 346	$ 570	$ 687	$ 705	$ 782	$ 868	$ 790	$ 606	$ 473	$ 228	$ (166)	$ 364
Denominator														
Weighted-average common shares outstanding - *(Diluted, thousands)*	[b]	303,062	310,086	324,027	337,812	348,666	361,855	373,029	377,529	378,424	377,011	375,762	375,723	383,391
Metric														
GAAP EPS		$ 0.83	$ 0.88	$ 1.40	$ 1.86	$ 1.79	$ 1.89	$ 2.41	$ 2.11	$ 1.82	$ 1.26	$ 0.64	$ (0.85)	$ 0.99
Discontinued operations, net of tax		-	0.00	-	-	0.02	-	(0.00)	-	-	-	0.00	-	0.01
Core OID		0.04	0.03	0.03	0.03	0.03	0.03	0.02	0.03	0.02	0.02	0.02	0.02	0.02
Change in fair value of equity securities		(0.16)	0.20	0.42	0.19	(0.06)	0.18	(0.05)	(0.04)	(0.29)	(0.04)	(0.24)	0.49	(0.08)
Repositioning Items		0.19	0.06	-	-	0.31	0.14	0.19	-	-	-	0.13	-	-
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		(0.01)	(0.06)	(0.09)	(0.05)	(0.06)	(0.07)	(0.03)	0.00	0.06	0.00	0.05	(0.11)	0.01
Significant discrete tax items		0.20	-	-	-	-	-	(0.21)	-	-	-	-	-	-
Adjusted EPS	[a] / [b]	$ 1.08	$ 1.12	$ 1.76	$ 2.03	$ 2.02	$ 2.16	$ 2.33	$ 2.09	$ 1.60	$ 1.25	$ 0.61	$ (0.44)	$ 0.95

(1) Due to antidilutive effect of the net loss from pre-tax loss from continuing operations attributable to common shareholders for the first quarter 2020, basic weighted average common shares outstanding were used to calculate diluted earnings per share.

Adjusted earnings per share (Adjusted EPS) *is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure, as applicable for respective periods.*

ally do it right. | 49

4Q 2022 Preliminary Results Supplemental GAAP to Core Results: Adjusted TBVPS – Annual Adjusted Tangible Book Value per Share ( Adjusted TBVPS ) FY 2022 FY 2021 FY 2020 FY 2019 FY 2018 FY 2017 FY 2016 Numerator ($ billions) GAAP shareholder's equity $ 12.9 $ 17.1 $ 14.7 $ 14.4 $ 13.3 $ 13.5 $ 13.3 Preferred equity (2.3) (2.3) - - - - - GAAP common shareholder's equity $ 10.5 $ 14.7 $ 14.7 $ 14.4 $ 13.3 $ 13.5 $ 13.3 Goodwill and identifiable intangibles, net of DTLs (0.9) (0.9) (0.4) (0.5) (0.3) (0.3) (0.3) Tangible common equity 9.6 1 3.8 1 4.3 1 4.0 13.0 13.2 13.0 Tax-effected Core OID balance (21% tax rate starting 4Q17, 35% starting 1Q16; 34% prior) (0.7) (0.7) (0.8) (0.8) (0.9) (0.9) (0.8) Series G discount - - - - - - - Adjusted tangible book value [a] $ 9.0 $ 13.1 $ 13.5 $ 13.1 $ 12.1 $ 12.3 $ 12.2 Denominator Issued shares outstanding (period-end, thousands) [b] 299,324 337,941 374,674 374,332 404,900 437,054 467,000 Metric GAAP shareholder's equity per share $ 43.0 $ 50.5 $ 39.2 $ 38.5 $ 32.8 $ 30.9 $ 28.5 Preferred equity per share (7.8) (6.9) - - - - - GAAP common shareholder's equity per share $ 35.2 $ 43.6 $ 39.2 $ 38.5 $ 32.8 $ 30.9 $ 28.5 Goodwill and identifiable intangibles, net of DTLs per share (3.0) (2.8) (1.0) (1.2) (0.7) (0.7) (0.6) Tangible common equity per share 32.2 4 0.8 3 8.2 37.3 32.1 3 0.2 2 7.9 Tax-effected Core OID balance (21% tax rate starting 4Q17, 35% starting 1Q16; 34% prior) per share (2.2) (2.1) (2.2) (2.2) (2.1) (2.1) (1.7) Adjusted tangible book value per share [a] / [b] $ 30.0 $ 38.7 $ 36.1 $ 35.1 $ 29.9 $ 28.1 $ 26.2 Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax- effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. Calculated Impact to Adjusted TBVPS from CECL Day-1 1Q 20 Numerator ($ billions) Adjusted tangible book value $ 12.2 CECL Day-1 impact to retained earnings, net of tax 1.0 Adjusted tangible book value less CECL Day-1 impact [a] $ 13.3 Denominator Issued shares outstanding (period-end, thousands) [b] 373,155 Metric Adjusted TBVPS $ 32.8 CECL Day-1 impact to retained earnings, net of tax per share 2.7 Adjusted tangible book value, less CECL Day-1 impact per share [a] / [b] $ 35.5 Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio. 50

Supplemental
4Q 2022 Preliminary Results

GAAP to Core Results: Adjusted TBVPS – Quarterly

Adjusted Tangible Book Value per Share ("Adjusted TBVPS")

		QUARTERLY TREND												
		4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19
Numerator ($ billions)														
GAAP shareholder's equity		$ 12.9	$ 12.4	$ 14.0	$ 15.4	$ 17.1	$ 17.3	$ 17.5	$ 14.6	$ 14.7	$ 14.1	$ 13.8	$ 13.5	$ 14.4
less: Preferred equity		(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	-	-	-	-	-	-
GAAP common shareholder's equity		$ 10.5	$ 10.1	$ 11.7	$ 13.1	$ 14.7	$ 15.0	$ 15.2	$ 14.6	$ 14.7	$ 14.1	$ 13.8	$ 13.5	$ 14.4
Goodwill and identifiable intangibles, net of DTLs		(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.5)
Tangible common equity		9.6	9.2	10.7	12.2	13.8	14.6	14.8	14.2	14.3	13.7	13.4	13.1	14.0
Tax-effected Core OID balance *(assumes 21% tax rate)*		(0.7)	(0.7)	(0.7)	(0.7)	(0.7)	(0.7)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)
Adjusted tangible book value	[a]	$ 9.0	$ 8.5	$ 10.1	$ 11.5	$ 13.1	$ 13.9	$ 14.1	$ 13.4	$ 13.5	$ 12.9	$ 12.6	$ 12.2	$ 13.1
Denominator														
Issued shares outstanding *(period-end, thousands)*	[b]	299,324	300,335	312,781	327,306	337,941	349,599	362,639	371,805	374,674	373,857	373,837	373,155	374,332
Metric														
GAAP common shareholder's equity per share		$ 35.2	$ 33.7	$ 37.3	$ 40.0	$ 43.6	$ 42.8	$ 41.9	$ 39.3	$ 39.2	$ 37.8	$ 37.0	$ 36.2	$ 38.5
Goodwill and identifiable intangibles, net of DTLs per share		(3.0)	(3.0)	(2.9)	(2.8)	(2.8)	(1.1)	(1.0)	(1.0)	(1.0)	(1.0)	(1.0)	(1.2)	(1.2)
Tangible common equity per share		32.2	30.6	34.3	37.1	40.8	41.8	40.9	38.3	38.2	36.7	35.9	35.0	37.3
Tax-effected Core OID balance *(assumes 21% tax rate)* per share		(2.2)	(2.2)	(2.2)	(2.1)	(2.1)	(2.0)	(2.1)	(2.2)	(2.2)	(2.2)	(2.2)	(2.2)	(2.2)
Adjusted tangible book value per share	[a] / [b]	$ 30.0	$ 28.4	$ 32.2	$ 35.0	$ 38.7	$ 39.7	$ 38.8	$ 36.2	$ 36.1	$ 34.6	$ 33.7	$ 32.8	$ 35.1

Adjusted tangible book value per share (Adjusted TBVPS) *is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods.*

Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% ("rate") as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate.

Calculated Impact to Adjusted TBVPS from CECL Day-1

		1Q 20
Numerator ($ billions)		
Adjusted tangible book value		$ 12.2
CECL Day-1 impact to retained earnings, net of tax		1.0
Adjusted tangible book value less CECL Day-1 impact	[a]	$ 13.3
Denominator		
Issued shares outstanding *(period-end, thousands)*	[b]	373,155
Metric		
Adjusted TBVPS		$ 32.8
CECL Day-1 impact to retained earnings, net of tax per share		2.7
Adjusted tangible book value, less CECL Day-1 impact per share	[a] / [b]	$ 35.5

Ally adopted CECL on January 1, 2020. *Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio.*

ally do it right. | 51

Supplemental

4Q 2022 Preliminary Results

GAAP to Core Results: Core ROTCE – Annual

Core Return on Tangible Common Equity ("Core ROTCE")

		FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017	FY 2016
Numerator ($ millions)								
GAAP net income attributable to common shareholders		$ 1,604	$ 3,003	$ 1,085	$ 1,715	$ 1,263	$ 929	$ 1,037
Discontinued operations, net of tax		1	5	1	6	-	(3)	44
Core OID		42	38	36	29	86	71	59
Repositioning items		77	228	50	-	-	-	11
Change in fair value of equity securities		215	7	(29)	(89)	121	-	-
Tax on Core OID & change in fair value of equity securities *(tax rate 21% starting in 1Q18, 35% prior)*		(70)	(57)	(1)	13	(43)	(25)	(24)
Significant Discrete tax items & other		61	(78)	-	(201)	-	119	(84)
Core net income attributable to common shareholders	[a]	$ 1,929	$ 3,146	$ 1,141	$ 1,472	$ 1,427	$ 1,091	$ 1,043
Denominator (Average, $ billions)								
GAAP shareholder's equity		$ 14.3	$ 16.2	$ 14.1	$ 13.8	$ 13.4	$ 13.4	$ 13.4
Preferred equity		(2.3)	(1.4)	-	-	-	-	(0.3)
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.9)	(0.5)	(0.4)	(0.4)	(0.3)	(0.3)	(0.2)
Tangible common equity		$ 11.1	$ 14.4	$ 13.7	$ 13.5	$ 13.1	$ 13.1	$ 12.9
Core OID balance		(0.9)	(1.0)	(1.0)	(1.1)	(1.1)	(1.2)	(1.3)
Net deferred tax asset ("DTA")		(0.8)	(0.5)	(0.1)	(0.2)	(0.4)	(0.7)	(1.2)
Normalized common equity	[b]	$ 9.4	$ 12.9	$ 12.6	$ 12.2	$ 11.6	$ 11.2	$ 10.4
Core Return on Tangible Common Equity	[a] / [b]	20.5%	24.3%	9.1%	12.0%	12.3%	9.8%	10.0%

Core return on tangible common equity (Core ROTCE) *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.*

(1) *In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.*

(2) *In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.*

ally do it right. | 52

Supplemental
4Q 2022 Preliminary Results

GAAP to Core Results: Core ROTCE – Quarterly

Core Return on Tangible Common Equity ("Core ROTCE")		QUARTERLY TREND												
		4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19
Numerator ($ millions)														
GAAP net income attributable to common shareholders		$ 251	$ 272	$ 454	$ 627	$ 624	$ 683	$ 900	$ 796	$ 687	$ 476	$ 241	$ (319)	$ 378
Discontinued operations, net of tax		-	1	-	-	6	-	(1)	-	-	-	1	-	3
Core OID		11	11	10	10	9	9	9	10	9	9	9	8	8
Repositioning Items		57	20	-	-	107	52	70	-	-	-	50	-	-
Change in fair value of equity securities		(49)	62	136	66	(21)	65	(19)	(17)	(111)	(13)	(90)	185	(29)
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		(4)	(20)	(31)	(16)	(20)	(26)	(13)	1	21	1	17	(41)	4
Significant discrete tax items & other		61	-	-	-	-	-	(78)	-	-	-	-	-	-
Core net income attributable to common shareholders	[a]	$ 327	$ 346	$ 570	$ 687	$ 705	$ 782	$ 868	$ 790	$ 606	$ 473	$ 228	$ (166)	$ 364
Denominator (Average, $ billions)														
GAAP shareholder's equity		$ 12.6	$ 13.2	$ 14.7	$ 16.2	$ 17.2	$ 17.4	$ 16.1	$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0	$ 14.4
less: Preferred equity		(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(1.2)	-	-	-	-	-	-
GAAP common shareholder's equity		$ 10.3	$ 10.9	$ 12.4	$ 13.9	$ 14.8	$ 15.1	$ 14.9	$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0	$ 14.4
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.9)	(0.9)	(0.9)	(0.9)	(0.7)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Tangible common equity		$ 9.4	$ 10.0	$ 11.4	$ 13.0	$ 14.2	$ 14.7	$ 14.5	$ 14.3	$ 14.0	$ 13.6	$ 13.3	$ 13.5	$ 14.1
Core OID balance		(0.8)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(1.0)	(1.0)	(1.0)	(1.0)	(1.1)	(1.1)	(1.1)
Net deferred tax asset ("DTA")		(1.2)	(1.1)	(0.8)	(0.4)	(0.6)	(0.9)	(0.6)	(0.1)	(0.1)	(0.1)	(0.2)	(0.1)	(0.0)
Normalized common equity	[b]	$ 7.4	$ 8.0	$ 9.8	$ 11.7	$ 12.7	$ 12.9	$ 13.0	$ 13.1	$ 12.9	$ 12.4	$ 12.0	$ 12.3	$ 13.0
Core Return on Tangible Common Equity	[a] / [b]	17.6%	17.2%	23.2%	23.6%	22.1%	24.2%	26.7%	24.1%	18.7%	15.2%	7.6%	-5.4%	11.2%

***Core return on tangible common equity (Core ROTCE)** is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.*

(1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.

(2) In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

ally do it right. | 53

4Q 2022 Preliminary Results Supplemental GAAP to Core Results: Adjusted Efficiency Ratio – Annual Adjusted Efficiency Ratio FY 2022 FY 2021 FY 2020 FY 2019 FY 2018 FY 2017 FY 2016 Numerator ($ millions) GAAP noninterest expense $ 4 ,687 $ 4,110 $ 3 ,833 $ 3,429 $ 3,264 $ 3,110 $ 2,939 Rep and warrant expense - - 0 (0) 3 0 6 Insurance expense (1,150) (1,061) (1,092) (1,013) (955) (950) (940) Repositioning items (77) - (50) - - - (9) Adjusted noninterest expense for efficiency ratio [a] $ 3,460 $ 3,049 $ 2 ,691 $ 2,416 $ 2,312 $ 2 ,160 $ 1 ,997 Denominator ($ millions) Total net revenue $ 8,428 $ 8 ,206 $ 6,686 $ 6,394 $ 5 ,804 $ 5 ,765 $ 5,437 Core OID 42 38 36 29 86 71 59 Insurance revenue (1,112) (1,404) (1,376) (1,328) (1,035) (1,118) (1,097) Repositioning items - 131 - - - - 3 Adjusted net revenue for efficiency ratio [b] $ 7 ,358 $ 6,970 $ 5 ,346 $ 5,095 $ 4,855 $ 4 ,718 $ 4 ,401 Adjusted Efficiency Ratio [a] / [b] 47.0% 43.7% 50.3% 47.4% 47.6% 45.8% 45.4% Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. (1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods. (2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 31 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment. 54

Supplemental

4Q 2022 Preliminary Results

GAAP to Core Results: Adjusted Efficiency Ratio – Quarterly

Adjusted Efficiency Ratio		QUARTERLY TREND				
		4Q 22	3Q 22	2Q 22	1Q 22	4Q 21
Numerator ($ millions)						
GAAP noninterest expense		$ 1,266	$ 1,161	$ 1,138	$ 1,122	$ 1,090
Rep and warrant expense		-	-	-	-	-
Insurance expense		(286)	(290)	(300)	(274)	(263)
Repositioning items		(57)	(20)	-	-	-
Adjusted noninterest expense for efficiency ratio	[a]	$ 923	$ 851	$ 838	$ 848	$ 827
Denominator ($ millions)						
Total net revenue		$ 2,201	$ 2,016	$ 2,076	$ 2,135	$ 2,199
Core OID		11	11	10	10	9
Repositioning items		-	-	-	-	9
Insurance revenue		(387)	(260)	(178)	(287)	(354)
Adjusted net revenue for the efficiency ratio	[b]	$ 1,825	$ 1,767	$ 1,908	$ 1,858	$ 1,864
Adjusted Efficiency Ratio	[a] / [b]	50.6%	48.2%	43.9%	45.6%	44.4%

Adjusted efficiency ratio *is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers.*

(1) *In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods.*

(2) *In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 31 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.*

ally do it right. | 55

4Q 2022 Preliminary Results Supplemental Non-GAAP Reconciliation: Core Income – Annual ($ millions) FY 2022 FY 2021 FY 2020 Core OID & Change in fair Core OID & Change in fair Core OID & Change in fair (1) (1) (1) GAAP Repositioning value of equity GAAP Repositioning value of equity GAAP Repositioning value of equity Non-GAAP Non-GAAP Non-GAAP Items securities Items securities Items securities Consolidated Ally Net financing revenue $ 6,850 $ 42 $ - $ 6,892 $ 6,167 $ 38 $ - $ 6,205 $ 4,703 $ 36 $ - $ 4,739 Total other revenue 1 ,578 - 215 1 ,793 2,039 131 7 2,177 1 ,983 - (29) 1,954 Provision for loan losses 1 ,399 - - 1 ,399 241 (97) - 144 1,439 - - 1,439 Noninterest expense 4 ,687 (77) - 4 ,610 4 ,110 - - 4 ,110 3,833 (50) - 3,783 Pre-tax income from continuing operations $ 2,342 $ 119 $ 215 $ 2,676 $ 3,855 $ 265 $ 7 $ 4,128 $ 1,414 $ 86 $ (29) $ 1,470 Corporate / Other Net financing revenue $ 982 $ 42 $ - $ 1,024 $ 467 $ 38 $ - $ 505 $ (40) $ 36 $ - $ (4) Total other revenue 100 - 1 101 221 131 1 353 298 - - 298 Provision for loan losses 317 - - 317 151 (97) - 54 47 - - 47 Noninterest expense 972 (77) - 895 723 - - 723 507 (50) - 457 Pre-tax income from continuing operations $ (207) $ 119 $ 1 $ (87) $ (186) $ 265 $ 1 $ 81 $ (296) $ 86 $ - $ (210) Insurance Premiums, service revenue earned and other $ 1,166 $ - $ - $ 1,166 $ 1,129 $ - $ - $ 1,129 $ 1,114 $ - $ - $ 1,114 Losses and loss adjustment expenses 280 - - 280 261 - - 261 363 - - 363 Acquisition and underwriting expenses 870 - - 870 800 - - 800 729 - - 729 Investment income and other (54) - 210 156 275 - 10 285 262 - (31) 231 Pre-tax income from continuing operations $ (38) $ - $ 210 $ 172 $ 343 $ - $ 10 $ 353 $ 284 $ - $ (31) $ 253 Corporate Finance Net financing revenue $ 334 $ - $ - $ 334 $ 308 $ - $ - $ 308 $ 299 $ - $ - $ 299 Total other revenue 122 - 4 126 128 - (4) 128 45 - 1 46 Provision for loan losses 43 - - 43 38 - - 38 149 - - 149 Noninterest expense 131 - - 131 116 - - 116 107 - - 107 Pre-tax income from continuing operations $ 282 $ - $ 4 $ 286 $ 282 $ - $ (4) $ 282 $ 88 $ - $ 1 $ 89 (1) Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See pages 43 and 44 for definitions. Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 56

4Q 2022 Preliminary Results

Non-GAAP Reconciliation: Core Income – Annual

($ millions)	FY 2019 GAAP	FY 2019 Core OID & Repositioning Items	FY 2019 Change in fair value of equity securities	FY 2019 Non-GAAP (1)	FY 2018 GAAP	FY 2018 Core OID & Repositioning Items	FY 2018 Change in fair value of equity securities	FY 2018 Non-GAAP (1)
Consolidated Ally								
Net financing revenue	$ 4,633	$ 29	$ -	$ 4,662	$ 4,390	$ 86	$ -	$ 4,476
Total other revenue	1,761	-	(89)	1,672	1,414	-	121	1,535
Provision for loan losses	998	-	-	998	918	-	-	918
Noninterest expense	3,429	-	-	3,429	3,264	-	-	3,264
Pre-tax income from continuing operations	**$ 1,967**	**$ 29**	**$ (89)**	**$ 1,907**	**$ 1,622**	**$ 86**	**$ 121**	**$ 1,829**
Corporate / Other								
Net financing revenue	$ 28	$ 29	$ -	$ 57	$ 184	$ 86	$ -	$ 270
Total other revenue	171	-	-	171	119	-	-	119
Provision for loan losses	(5)	-	-	(5)	(15)	-	-	(15)
Noninterest expense	363	-	-	363	333	-	-	333
Pre-tax income from continuing operations	**$ (159)**	**$ 29**	**$ -**	**$ (130)**	**$ (15)**	**$ 86**	**$ -**	**$ 71**
Insurance								
Premiums, service revenue earned and other	$ 1,099	$ -	$ -	$ 1,099	$ 1,032	$ -	$ -	$ 1,032
Losses and loss adjustment expenses	321	-	-	321	295	-	-	295
Acquisition and underwriting expenses	692	-	-	692	660	-	-	660
Investment income and other	229	-	(88)	141	3	-	112	115
Pre-tax income from continuing operations	**$ 315**	**$ -**	**$ (88)**	**$ 227**	**$ 80**	**$ -**	**$ 112**	**$ 192**
Corporate Finance								
Net financing revenue	$ 239	$ -	$ -	$ 239	$ 204	$ -	$ -	$ 204
Total other revenue	45	-	(2)	43	38	-	9	47
Provision for loan losses	36	-	-	36	12	-	-	12
Noninterest expense	95	-	-	95	86	-	-	86
Pre-tax income from continuing operations	**$ 153**	**$ -**	**$ (2)**	**$ 151**	**$ 144**	**$ -**	**$ 9**	**$ 153**

($ millions)	FY 2017 GAAP	FY 2017 Core OID & Repositioning Items	FY 2017 Change in fair value of equity securities	FY 2017 Non-GAAP (1)	FY 2016 GAAP	FY 2016 Core OID & Repositioning Items	FY 2016 Change in fair value of equity securities	FY 2016 Non-GAAP (1)
Consolidated Ally								
Net financing revenue	$ 4,221	$ 71	$ -	$ 4,292	$ 3,907	$ 57	$ -	$ 3,964
Total other revenue	1,544	-	-	1,544	1,530	4	-	1,534
Provision for loan losses	1,148	-	-	1,148	917	-	-	917
Noninterest expense	3,110	-	-	3,110	2,939	(9)	-	2,931
Pre-tax income from continuing operations	**$ 1,507**	**$ 71**	**$ -**	**$ 1,578**	**$ 1,581**	**$ 70**	**$ -**	**$ 1,651**
Corporate / Other								
Net financing revenue	$ 150	$ 71	$ -	$ 221	$ (37)	$ 57	$ -	$ 20
Total other revenue	81	-	-	81	162	4	-	166
Provision for loan losses	(16)	-	-	(16)	(13)	-	-	(13)
Noninterest expense	262	-	-	262	199	(9)	-	190
Pre-tax income from continuing operations	**$ (15)**	**$ 71**	**$ -**	**$ 56**	**$ (61)**	**$ 70**	**$ -**	**$ 9**
Insurance								
Premiums, service revenue earned and other	$ 981	$ -	$ -	$ 981	$ 952	$ -	$ -	$ 952
Losses and loss adjustment expenses	332	-	-	332	342	-	-	342
Acquisition and underwriting expenses	618	-	-	618	598	-	-	598
Investment income and other	137	-	-	137	145	-	-	145
Pre-tax income from continuing operations	**$ 168**	**$ -**	**$ -**	**$ 168**	**$ 157**	**$ -**	**$ -**	**$ 157**
Corporate Finance								
Net financing revenue	$ 167	$ -	$ -	$ 167	$ 121	$ -	$ -	$ 121
Total other revenue	45	-	-	45	26	-	-	26
Provision for loan losses	22	-	-	22	10	-	-	10
Noninterest expense	76	-	-	76	66	-	-	66
Pre-tax income from continuing operations	**$ 114**	**$ -**	**$ -**	**$ 114**	**$ 71**	**$ -**	**$ -**	**$ 71**

(1) Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See pages 43 and 44 for definitions.

Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.

ally do it right. | 57

4Q 2022 Preliminary Results Supplemental Non-GAAP Reconciliation: Core Income – Quarterly ($ millions) 4Q 22 3Q 22 4Q 21 Change in fair Change in fair Change in fair (1) (1) (1) GAAP Core OID value of equity Repositioning Non-GAAP GAAP Core OID value of equity Repositioning Non-GAAP GAAP Core OID value of equity Repositioning Non-GAAP securities securities securities Consolidated Ally Net financing revenue $ 1,674 $ 11 $ - $ - 1,685 $ 1,719 $ 11 $ - $ - 1,730 $ 1,654 $ 9 $ - $ - 1,663 Total other revenue 527 - (49) - 478 297 - 62 - 359 545 - (21) 9 533 Provision for credit losses 490 - - - 490 438 - - - 438 210 - - (97) 113 Noninterest expense 1,266 - - (57) 1 ,209 1,161 - - (20) 1 ,141 1,090 - - - 1 ,090 Pre-tax income $ 445 $ 11 $ (49) $ 57 $ 464 $ 417 $ 11 $ 62 $ 20 $ 510 $ 899 $ 9 $ (21) $ 107 $ 994 Corporate / Other Net financing revenue $ 172 $ 11 $ - $ - $ 183 $ 255 $ 11 $ - $ - $ 266 $ 173 $ 9 $ - $ - $ 182 Total other revenue 49 - (0) - 49 (74) - (0) - (74) 73 - 1 9 83 Provision for credit losses 97 - - - 97 95 - - - 95 131 - - (97) 34 Noninterest expense 303 - - (57) 246 237 - - (20) 217 222 - - - 222 Pre-tax income $ (179) $ 11 $ (0) $ 57 $ (111) $ (151) $ 11 $ (0) $ 20 $ (120) $ (107) $ 9 $ 1 $ 107 $ 10 Insurance Premiums, service revenue earned and other $ 305 $ - $ - $ - $ 305 $ 292 $ - $ - $ - $ 292 $ 283 $ - $ - $ - $ 283 Losses and loss adjustment expenses 63 - - - 63 70 - - - 70 55 - - - 55 Acquisition and underwriting expenses 223 - - - 223 220 - - - 220 208 - - - 208 Investment income and other 82 - (49) - 33 (32) - 62 - 30 71 - (24) - 47 Pre-tax income $ 101 $ - $ (49) $ - $ 52 $ (30) $ - $ 62 $ - $ 32 $ 91 $ - $ (24) $ - $ 67 Corporate Finance Net financing revenue $ 94 $ - $ - $ - $ 94 $ 80 $ - $ - $ - $ 80 $ 83 $ - $ - $ - $ 83 Total other revenue 25 - 0 - 25 54 - (0) - 54 53 - 2 - 55 Provision for credit losses 16 - - - 16 13 - - - 13 33 - - - 33 Noninterest expense 36 - - - 36 30 - - - 30 30 - - - 30 Pre-tax income $ 67 $ - $ 0 $ - $ 67 $ 91 $ - $ (0) $ - $ 91 $ 73 $ - $ 2 $ - $ 75 (1) Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See pages 43 and 44 for definitions. Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 58

Supplemental

4Q 2022 Preliminary Results

Non-GAAP Reconciliations – Annually

Net Financing Revenue (ex. Core OID)

($ millions)		FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017	FY 2016
GAAP Net Financing Revenue	[x]	$ 6,850	$ 6,167	$ 4,703	$ 4,633	$ 4,390	$ 4,221	$ 3,907
Core OID		42	38	36	29	86	71	57
Net Financing Revenue (ex. Core OID)	[a]	$ 6,892	$ 6,205	$ 4,739	$ 4,662	$ 4,476	$ 4,292	$ 3,964

Adjusted Other Revenue

($ millions)		FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017	FY 2016
GAAP Other Revenue	[y]	$ 1,578	$ 2,039	$ 1,983	$ 1,761	$ 1,414	$ 1,544	$ 1,530
Accelerated OID & repositioning items		-	131	-	-	-	-	4
Change in fair value of equity securities		215	7	(29)	(89)	121	-	-
Adjusted Other Revenue	[b]	$ 1,793	$ 2,177	$ 1,954	$ 1,672	$ 1,535	$ 1,544	$ 1,534

Adjusted NIE (ex. Repositioning)

($ millions)		FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017	FY 2016
GAAP Noninterest Expense	[z]	$ 4,687	$ 4,110	$ 3,833	$ 3,429	$ 3,264	$ 3,110	$ 2,939
Repositioning		77	-	50	-	-	-	9
Adjusted NIE (ex. Repositioning)	[c]	$ 4,610	$ 4,110	$ 3,783	$ 3,429	$ 3,264	$ 3,110	$ 2,931

Core Pre-Provision Net Revenue

($ millions)		FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017	FY 2016
Pre-Provision Net Revenue	[x]+[y]-[z]	3,741	4,096	2,853	2,965	2,540	2,655	2,498
Core Pre-Provision Net Revenue	[a]+[b]-[c]	$ 4,075	$ 4,271	$ 2,909	$ 2,905	$ 2,747	$ 2,726	$ 2,568

Adjusted Total Net Revenue

($ millions)								
Adjusted Total Net Revenue	[a]+[b]	$ 8,685	$ 8,381	$ 6,692	$ 6,334	$ 6,011	$ 5,836	$ 5,498

Original issue discount amortization expense

	ANNUAL TREND						
($ millions)	2022	2021	2020	2019	2018	2017	2016
Core original issue discount (Core OID) amortization expense [(1)]	$ 42	$ 38	$ 36	$ 29	$ 86	$ 71	$ 57
Other OID	11	$ 11	13	13	15	20	21
GAAP original issue discount amortization expense	$ 53	$ 49	$ 49	$ 42	$ 101	$ 90	$ 78

Outstanding original issue discount balance

	ANNUAL TREND						
($ millions)	2022	2021	2020	2019	2018	2017	2016
Core outstanding original issue discount balance (Core OID balance)	$ (841)	$ (883)	$ (1,027)	$ (1,063)	$ (1,092)	$ (1,178)	$ (1,249)
Other outstanding OID balance	(40)	(40)	(37)	(37)	(43)	(57)	(77)
GAAP outstanding original issue discount balance	$ (882)	$ (923)	$ (1,064)	$ (1,100)	$ (1,135)	$ (1,235)	$ (1,326)

Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.

Pre-provision revenue (PPNR) and Core pre-provision net revenue (Core PPNR) are non-GAAP financial measures. See page 43 for details.

'Repositioning' is primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items.

ally do it right. | 59

Supplemental

4Q 2022 Preliminary Results

Non-GAAP Reconciliations – Quarterly

Net Financing Revenue (ex. Core OID)		QUARTERLY TREND												
($ millions)		4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19
GAAP Net Financing Revenue	[x]	$ 1,674	$ 1,719	$ 1,764	$ 1,693	$ 1,654	$ 1,594	$ 1,547	$ 1,372	$ 1,303	$ 1,200	$ 1,054	$ 1,146	$ 1,156
Core OID		11	11	10	10	9	9	9	10	9	9	9	8	8
Net Financing Revenue (ex. Core OID)	[a]	$ 1,685	$ 1,730	$ 1,774	$ 1,703	$ 1,663	$ 1,603	$ 1,556	$ 1,382	$ 1,312	$ 1,209	$ 1,063	$ 1,154	$ 1,164

Adjusted Other Revenue		QUARTERLY TREND												
($ millions)		4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19
GAAP Other Revenue	[y]	$ 527	$ 297	$ 312	$ 442	$ 545	$ 391	$ 538	$ 565	$ 678	$ 484	$ 555	$ 266	$ 487
Accelerated OID & repositioning items		-	-	-	-	9	52	70	-	-	-	-	-	-
Change in fair value of equity securities		(49)	62	136	66	(21)	65	(19)	(17)	(111)	(13)	(90)	185	(29)
Adjusted Other Revenue	[b]	$ 478	$ 359	$ 448	$ 508	$ 533	$ 507	$ 588	$ 548	$ 567	$ 471	$ 465	$ 451	$ 458

Adjusted NIE (ex. Repositioning)		QUARTERLY TREND												
($ millions)		4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19
GAAP Noninterest Expense	[z]	$ 1,266	$ 1,161	$ 1,138	$ 1,122	$ 1,090	$ 1,002	$ 1,075	$ 943	$ 1,023	$ 905	$ 985	$ 920	$ 880
Repositioning		57	20	-	-	-	-	-	-	-	-	50	-	-
Adjusted NIE (ex. Repositioning)	[c]	$ 1,209	$ 1,141	$ 1,138	$ 1,122	$ 1,090	$ 1,002	$ 1,075	$ 943	$ 1,023	$ 905	$ 935	$ 920	$ 880

Core Pre-Provision Net Revenue		QUARTERLY TREND												
($ millions)		4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19
Pre-Provision Net Revenue	[x]+[y]-[z]	935	855	938	1,013	1,109	983	1,010	994	958	779	624	492	763
Core Pre-Provision Net Revenue	[a]+[b]-[c]	$ 954	$ 948	$ 1,084	$ 1,088	$ 1,107	$ 1,108	$ 1,070	$ 987	$ 856	$ 775	$ 593	$ 686	$ 742

Adjusted Total Net Revenue														
($ millions)														
Adjusted Total Net Revenue	[a]+[b]	$ 2,163	$ 2,089	$ 2,222	$ 2,210	$ 2,197	$ 2,110	$ 2,145	$ 1,930	$ 1,879	$ 1,680	$ 1,528	$ 1,606	$ 1,622

Original issue discount amortization expense	QUARTERLY TREND												
($ millions)	4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19
Core original issue discount (Core OID) amortization expense (1)	$ 11	$ 11	$ 10	$ 10	$ 9	$ 9	$ 9	$ 10	$ 9	$ 9	$ 9	$ 8	$ 8
Other OID	$ 3	3	2	3	3	3	3	3	3	3	4	3	3
GAAP original issue discount amortization expense	$ 14	$ 13	$ 13	$ 13	$ 12	$ 12	$ 12	$ 12	$ 13	$ 12	$ 12	$ 11	$ 11

Outstanding original issue discount balance	QUARTERLY TREND												
($ millions)	4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19
Core outstanding original issue discount balance (Core OID balance)	$ (841)	$ (852)	$ (863)	$ (873)	$ (883)	$ (900)	$ (952)	$ (1,018)	$ (1,027)	$ (1,037)	$ (1,046)	$ (1,055)	$ (1,063)
Other outstanding OID balance	(40)	(36)	(39)	(37)	(40)	(29)	(32)	(34)	(37)	(48)	(46)	(34)	(37)
GAAP outstanding original issue discount balance	$ (882)	$ (888)	$ (901)	$ (911)	$ (923)	$ (929)	$ (983)	$ (1,052)	$ (1,064)	$ (1,084)	$ (1,092)	$ (1,089)	$ (1,100)

Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.

Pre-provision revenue (PPNR) and Core pre-provision net revenue (Core PPNR) are non-GAAP financial measures. See page 43 for details.

'Repositioning' is primarily related to the extinguishment of high-cost legacy debt, strategic activities, and significant other one-time items.

(1) See page 44 for definition.

ally do it right. | 60